Exhibit 10.15

Director Stock Option Agreement

This STOCK OPTION AGREEMENT (the “Agreement”), dated as of the date of grant set forth in the Notice of Stock Option Grant (the “Grant Notice”), is between Deltek, Inc., a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the Grant Notice (the “Optionee”).

Section 1. Grant of Option. The Company grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of such number of Shares as is set forth in the Grant Notice (subject to adjustment as provided in Section 13 of the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “Plan”)) on the terms and conditions set forth in this Agreement and in the Plan, a copy of which is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

Section 2. Purchase Price. The price (the “Option Price”) at which the Optionee shall be entitled to purchase Shares upon the exercise of this Option shall be the price per share set forth in the Grant Notice (subject to adjustment as provided in Section 13 of the Plan).

Section 3. Duration of Option. The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years after the date of grant; provided, however, that the Option may be earlier terminated as provided in Section 4, 6, 7 or 8 below.

Section 4. Exercisability of Option.

Amount of Exercise. (a) Subject to the provisions of this Agreement and the Plan, the Option shall be exercisable for 100% of the aggregate number of shares of Common Stock that may be purchased pursuant to the Option as set forth in Section 1 on the one year anniversary of the Date of Grant, as set forth in the Grant Notice.

(b) Change in Control.

(i) Notwithstanding the foregoing schedule as to exercisability, in the event of a Change in Control occurring while the Optionee is a member of the Board of Directors of the Company, the Option shall become exercisable in full to the extent then unexercisable.

(ii) A “Change in Control” shall have occurred if (A) any third party not affiliated with New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. or Allegheny New Mountain Partners, L.P. or any of their affiliates (collectively, “New Mountain”), but excluding the deLaski Shareholders (as defined in the Shareholders’

Agreement, dated as of April 22, 2005, to which (among others) the Company and New Mountain are parties), owns, directly or indirectly, more voting capital stock of the Company than New Mountain owns or (B) a third party not so affiliated has or obtains the right to elect a majority of the Board.

4.1. Death; Disability.

(a) Subject to the provisions of this Agreement and the Plan, and notwithstanding any other provision of Section 4.1, the Option may be exercised to acquire up to 100% of the aggregate number of shares of Common Stock that may be purchased pursuant to the Option as set forth in Section 1, less any shares previously acquired pursuant to the Option, if the Optionee (i) dies or (ii) ceases to be a director due to the Disability of the Optionee.

(b) “Disability” is defined as a physical or mental condition as a result of which the Optionee is unable to perform the primary duties, responsibilities and functions of a director for a period of 90 days.

4.2. NMP Sales or Other Events.

(a) The Company shall give the Optionee a Sale Notice prior to the anticipated date of the consummation of an NMP Sale to the extent that the Optionee would be required to participate pursuant to the Shareholder’s Agreement were the Optionee then a party to such agreement. In the event of such an NMP Sale, the Company may require the Optionee to exercise the Option to the extent necessary to enable the Optionee to participate therein or forfeit the Option (or portion thereof, as applicable). Notwithstanding anything in Section 4.1 to the contrary, in connection with an NMP Sale in which the Optionee would be required to participate, the Option may be exercised to the extent of the excess, if any, of (A) the number of shares with respect to which the Optionee is being required to participate in such NMP Sale, and will so participate, over (B) the number of shares previously issued to the Optionee upon exercise of the Option and not previously disposed of.

(b) Unless the Company elects to allow an earlier exercise of the Option, the exercise of an Option in connection with an NMP Sale pursuant to subclause (a) shall be made in accordance with Section 5 and shall be made concurrently with the consummation of the NMP Sale, and, in the event the NMP Sale is not consummated, any notice of exercise submitted in connection with the NMP Sale shall be of no force or effect and the Option shall be exercisable thereafter to the extent it would have been exercisable if no Sale Notice or notice of exercise had been given.

4.3. Termination of Option. Subject to the provisions of Section 8, the Option shall terminate simultaneously with the consummation of a Total Sale (as defined below) to the extent that the Option has not theretofore been exercised. For purposes of this Agreement, “Total Sale” shall mean any of the following events: (i) the merger or consolidation of the Company with or into another corporation, (ii) the liquidation of the Company, (iii) the sale to a Third Party of all or substantially all of the assets of the Company pursuant to a plan of liquidation or otherwise or (iv) the sale to a Third Party of Shares (other than through a public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission); in each case, provided that, as a result thereof, the NMP Entities cease to beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act but without regard to the 60-day period provided for in Rule 13d-3(d)(1)(i)), directly or indirectly through any Affiliate of the NMP Entities, any voting securities of the Company. For purposes of the Plan, the sale of “substantially all of the assets of the Company” means the sale of assets representing more than 95% of the consolidated assets of the Company, determined on a fair market value basis.

4.4. Exercises Under Multiple Option Agreements. Notwithstanding anything herein to the contrary, if, in connection with an NMP Sale, the Optionee shall be entitled or required, as applicable, to acquire Shares pursuant to Section 4.3 and pursuant to the analogous provisions of one or more other stock option agreements between the Optionee and the Company (any such agreement, including this Agreement, an “Option Agreement”), then the Company shall have the right, at its option, to designate the Option Agreement or Option Agreements pursuant to which the Optionee may or is required to, as applicable, exercise options for purposes of the Optionee’s participation in an NMP Sale, provided that in no event shall any such determination reduce the aggregate number of shares that the Optionee would otherwise be entitled or required, as applicable, to sell in connection with such NMP Sale.

Section 5. Manner of Exercise and Payment.

5.1. Notice of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice (the “Exercise Notice”) to the Company. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee’s legal representative.

5.2. Deliveries.

(a) Payments.

(i) The full purchase price for the shares in respect of which an Option is being exercised shall be paid within five (5) days of the date of the Exercise Notice.

(ii) Full payment of the withholding taxes due as a result of the exercise of an Option shall be made within five (5) days of the date that the Company or its designee provides the Optionee with a statement of the amount of withholding taxes that are due.

(iii) The payments specified in clauses (i) and (ii) of this Section 5.2 (a) shall be made by delivery to the Company or its designee of a check payable to the order of the Company, cash by wire transfer or other immediately available funds to an account designated by the Company or such other form of payment as is permitted under the Plan and approved by the Committee (including by means of any cashless exercise procedure approved by the Committee).

(b) Delivery of Documents. If applicable, the Optionee shall deliver a fully executed Shareholder’s Agreement (which may differ from optionee to optionee and from time to time) and any undated stock power referred to in the Shareholder’s Agreement within five (5) days of the date that the Company provides the Optionee with such documents for signature.

(c) Failure to Deliver. If the Optionee does not (i) make the payments specified in Sections 5.2 (a) (i) and (ii) within five (5) days after the due date specified above or (ii) deliver the documents specified in Section 5.2 (b) within five (5) days after the due date specified above, then such Exercise Notice shall be deemed to be void and of no effect.

5.3. Issuance of Shares. Upon receipt of the Exercise Notice, full payment for the Shares in respect of which the Option is being exercised and a fully executed Shareholder’s Agreement and stock power, and subject to Section 19.2 of the Plan, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the number of Shares as to which such exercise was effected. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise shall be rounded to the nearest whole number.

5.4. Shareholder Rights. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered, as applicable, the fully executed Shareholder’s Agreement and stock power to the Company, (c) the Company shall have issued the shares to the Optionee and (d) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Shareholder’s Agreement.

Section 6. Certain Restrictions.

6.1. No Sale or Transfer. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof, other than by will, by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act).

6.2. Termination. If the Optionee shall no longer be a member of the Board of Directors of the Company (“Terminated” or a “Termination”), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company, (i) the Option, to the extent it is not exercisable pursuant to Section 4.1 or 4.2 at the date of such Termination, shall terminate on, and shall be of no further force and effect from and after, the date of such Termination, and (ii) the Option, to the extent it is exercisable pursuant to Section 4.1 or 4.2 at the date of such Termination (the “Exercisable Portion of the Option”), shall be exercisable by the Optionee during the Post-Termination Exercise Period (as defined below), but in no event after the expiration of the term of the Option, and, until exercised, the Exercisable Portion of the Option shall continue to be subject to the terms of this Agreement, including

Section 4.3. If the Optionee does not exercise any portion of the Exercisable Portion of the Option within the Post-Termination Exercise Period, such portion shall terminate and shall be of no further force and effect following the close of business on the last day of the Post-Termination Exercise Period.

“Post-Termination Exercise Period” shall mean the period commencing on the date of the Optionee’s Termination and ending at the close of business on the 45th day after the date of the Optionee’s Termination. Notwithstanding anything in this Agreement or the Plan to the contrary, and in addition to the rights of the Company set forth in Section 7.2, the Option, whether exercisable or unexercisable, shall immediately terminate upon a Termination by the Company for Cause.

6.3. Termination for Cause.

(a) Notwithstanding any other provision of this Agreement, if the Optionee is removed for Cause as a member of the Board of Directors of the Company, the Option shall terminate immediately upon such termination for Cause, the Option may not be exercised after such termination for Cause, and the Option shall be of no further force and effect thereafter.

(b) “Cause” is defined as either (i) a conviction of the Optionee for the commission of a felony or (ii) a commission by the Optionee of one or more acts involving fraud or gross misconduct that cause material damage to the Company.

(c) Prior to removing the Optionee as a member of the Board of Directors of the Company for Cause pursuant to clause (ii) of Section 6.3(b), the Optionee shall be given (i) a written notice of such determination setting forth the nature of such alleged Cause item and specifically stating the corrective action, if any, required, (ii) a reasonable opportunity to meet with the Board in person or by teleconference (with assistance of the Optionee’s counsel if the Optionee so elects) to discuss such item and required corrective action and (iii) a reasonable opportunity to take the required action and cure such item, if such item is subject to cure. Notwithstanding the provisions of the immediately preceding sentence, the Board may, in its sole discretion, remove any member of the Board of Directors without following the procedure specified in the immediately preceding sentence.

Section 7. Effect of Certain Transactions. Subject to Section 8, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Option shall continue in effect in accordance with its terms, except that following the Transaction either (i) each outstanding Option shall be treated as provided for in the plan of liquidation or dissolution adopted, or the agreement entered into, in connection with the Transaction or (ii) if not so provided in such plan or agreement, the Optionee shall be entitled to receive in respect of each Share subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Option prior to such Transaction.

Section 8. Continuation of Plan upon Total Sale. Upon the effective date of any Total Sale, any unexercised portion of the Option shall terminate unless provision shall be made in writing in connection with such Total Sale for the continuance of the Plan and such unexercised portion of the Option or for the assumption of such unexercised portion of the Option by a successor to the Company or for the substitution for such unexercised portion of the Option with new options covering shares or other securities or other equity interests of such successor with appropriate adjustments as to number and kind of shares or other securities or other equity interests, option prices and other terms of such new options. In the event that provision in writing is made as aforesaid in connection with a Total Sale, the unexercised portion of the Option or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan and this Agreement and in such writing.

Section 9. Miscellaneous.

9.1. Acknowledgment. The Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all of its terms and provisions as the same may be amended from time to time. The Optionee acknowledges that the Optionee has reviewed the Plan and this Agreement and understands the Optionee’s rights and obligations thereunder and hereunder. The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and the Optionee’s advisors have requested.

9.2. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

9.3. Governing Law; Compliance with Law; Venue; Service of Process; Waiver of Jury Trials.

(a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to its conflicts of law principles.

(b) Compliance with Law. Notwithstanding anything herein to the contrary, the Company shall not be required to issue shares pursuant to the exercise of any Option granted under this Agreement, the Grant Notice and the Plan unless such exercise and issuance comply with all applicable laws, including, without limitation, all applicable federal and state securities laws.

(c) Venue and Service of Process. By execution and delivery of this Agreement, each of the parties hereto irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts of the State of New York located in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by a nationally recognized courier guaranteeing overnight delivery in accordance with Section 9.6 and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(d) Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN WHOLE OR IN PART ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. SUCH ACTION OR PROCEEDING SHALL INSTEAD BE TRIED IN A SELECTED COURT BY A JUDGE SITTING WITHOUT A JURY.

9.4. Specific Performance. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

9.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent that such court or arbitrator deems reasonable or valid.

9.6. Notice. Unless otherwise provided herein, all notices, requests and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request or other communication hereunder shall be sent by (i) personal delivery, (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated, (iii) reputable commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the intended recipient as set forth below:

(a) If to the Company, to:

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, Virginia 20171

Attention: General Counsel

Facsimile: (703) 885-9838

(b) If to the Optionee, at the most recent address or facsimile number contained in the Company’s records, and if to the Optionee’s legal representative, to such Person at the address of which the Company is notified in accordance with this Section 9.6.

All such notices, requests and other communications shall be deemed to have been given when received. Any party may change its facsimile number or its address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

9.7. Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Optionee without the prior written consent of the Company. In addition, each of the NMP Entities shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement. In connection with the transfer of any securities of the Company held by an NMP Entity, each NMP Entity shall be entitled to assign its rights hereunder to an Affiliate of such NMP Entity or a partner of such NMP Entity or Affiliate and, subject to such NMP Entity’s compliance with the Shareholder’s Agreement, if applicable, to a Third Party.

9.8. Amendments and Waivers. This Agreement and any of its provisions may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the Company and the Optionee; provided that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

9.10. Entire Agreement. This Agreement and the Plan and, upon execution thereof, the Grant Notice and the Shareholder’s Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the Option granted hereby.

9.11. Withholding. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld. The Optionee agrees to indemnify the Company against any federal, state and local withholding taxes for which the Company may be liable in connection with the Optionee’s acquisition, ownership or disposition of any Share.

9.12. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of its provisions. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.